Exhibit 1.1

PHARMASSET, INC.

(a Delaware corporation)

3,300,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: January 20, 2011

PHARMASSET, INC.

(a Delaware corporation)

3,300,000 Shares of Common Stock

(Par Value $0.001 per Share)

UNDERWRITING AGREEMENT

January 20, 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Pharmasset, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company (the “Selling Stockholders”) named in Schedule A hereto confirm their agreement with Citigroup Global Markets Inc. (“CGMI”) and each of the other Underwriters named in Schedule B hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom CGMI is acting as representative (in such capacity, the “Representative”), with respect to (i) the issue and sale by the Company and the Selling Stockholders and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in said Schedule B, and (ii) the grant by the Company to the Underwriters, severally and not jointly, of the option described in Section 3(b) hereof to purchase all or any part of 495,000 additional shares of Common Stock. The aforesaid 3,300,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters, of which 1,000,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule A hereto, and all or any part of the 495,000 shares of Common Stock subject to the option described in Section 3(b) hereof (the “Option Securities” and together with the Initial Securities, the “Securities”). The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-171750) (the “Base Registration Statement”), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B (or Rule 430A of the 1933 Act Regulations, as applicable) is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted the Rule 430B Information is herein called a “preliminary prospectus.” The Base Registration Statement, at any given time, including all exhibits, financial schedules and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended from time to time, and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing, if applicable, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a) hereof, as of the Closing Time referred to in Section 3(c) hereof, and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, and agrees with each Underwriter, as follows:

(a) The Company meets the requirements for use of Form S-3 under the 1933 Act and has prepared and filed with the Commission the Base Registration Statement as an automatic shelf registration statement, as defined in Rule 405. Each of the Base Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto became effective upon filing under the 1933 Act and no stop order suspending the effectiveness of the Base Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The date of this Agreement is not more than three years subsequent to the initial effective date of the Base Registration Statement.

At the respective times the Base Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the 1933 Act) and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Base Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule C hereto (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:00 p.m. (Eastern time) on January 20, 2011 or such other time as agreed upon in writing by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show” (as defined in Rule 433)), as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representative as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection 1 shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the foregoing, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Base Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) At the time of filing the Base Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations; and (i) at the time of filing the Base Registration Statement, (ii) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Common Stock in reliance on the exemption in Rule 163, and (iv) as of the date hereof (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Company agrees to pay the fees required by the Commission relating to the Common Stock within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(c) The documents incorporated or deemed to be incorporated by reference in the Base Registration Statement, any Rule 462(b) Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission under the 1934 Act (the “1934 Regulations”), and, when read together with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made or are made, not misleading.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business of the Company (a “Material Adverse Effect”).

(e)         The Company has no subsidiaries.

(f) Except for the Current Report on Form 8-K filed by the Company with the Commission on January 22, 2009 (the “January Report”), the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the 1934 Act (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the 1934 Act, which shall be governed by the next clause of this sentence); the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the 1934 Act; and the failure to file the January Report in a timely manner under the 1934 Act does not and will not impair the ability of the Company to use the Registration Statement.

(g) The Company has not distributed and will not distribute, prior to the later of the Closing Time (as defined below) and the completion of the Underwriters’ sale of the Securities, any offering material in connection with the sale of the Securities other than the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters or the Registration Statement.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The authorized capital stock of the Company is as set forth in each of the General Disclosure Package and the Prospectus. The issued and outstanding capital stock of the Company is as set forth in each of the General Disclosure Package and the Prospectus as of and at the dates indicated in each such document. The issued and outstanding capital stock of the Company as of the date hereof consists of 34,227,855 shares of Common Stock. The Common Stock (including the Securities) conforms in all material respects to the description thereof contained in each of the General Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock (including without limitation the Securities to be sold by the Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock (including without limitation the Securities to be sold by the Selling Stockholders) were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no Company authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company, other than those described in the General Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the General Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(j) If required, the Company has filed in a timely manner a Notification Form: Listing of Additional Shares relating to the Securities with The NASDAQ Stock Market, LLC (“NASDAQ”). The Common Stock is registered under Section 12(b) of the 1934 Act and is listed on the Global Market of NASDAQ. The Company is currently in compliance with, and has at all times since January 1, 2009 been in compliance with, the listing requirements of the Global Market of NASDAQ. The Company has no reason to believe that it will not continue to be in compliance with all such listing requirements.

(k) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company, against payment of the applicable purchase price therefor, pursuant to this Agreement at the Closing Time, will be validly issued, fully paid and nonassessable.

(l) The Company is not (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its certificate of incorporation or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except with respect to clause (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the General Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the certificate of incorporation or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the General Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the 1933 Act, applicable state securities or blue sky laws and with NASDAQ.

(m) Except as otherwise disclosed in the Registration Statement and the General Disclosure Package, subsequent to the respective dates as of which information is given in the General Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business of the Company; (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

(n) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters which would, individually or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(o) The Company is not, and after giving effect to the transactions contemplated hereby, by the General Disclosure Package and by the Prospectus will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(p) Except as otherwise disclosed in the Registration Statement and the General Disclosure Package, (i) the Company is not in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past or present actions, activities, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Laws, require expenditures to be incurred pursuant to Environmental Laws, or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) the Company is not subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(q) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

(r) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(s) Neither the Company nor, to the knowledge of the Company, any director, officer, or employee of the Company is aware of or has taken any action, directly or indirectly,

that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company has conducted its business in compliance with the FCPA.

(t) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(v) To the Company’s knowledge, the statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus is based on or derived from sources that are materially reliable and accurate.

(w) The preclinical and clinical studies and tests conducted by or on behalf of the Company that are described in the Registration Statement, the General Disclosure Package or the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical and clinical study (as applicable) of new drugs or diagnostics as applied to products comparable to those being developed by the Company. The descriptions of the results of the preclinical and clinical studies and tests contained in the Registration Statement, the General Disclosure Package or the Prospectus are accurate and complete in all material respects.

(x) The Company has (i) orally, to the Underwriters or to counsel to the Underwriters, fairly summarized in all material respects the substance of all of its material communications with representatives of the FDA; and (ii) no knowledge of any pending communication from the FDA that would cause the Company to revise its strategy for seeking marketing approval from the FDA for any of the Company’s products under development as described in the Registration Statement, the General Disclosure Package or the Prospectus.

(y) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(z) Grant Thornton LLP (“Grant Thornton”), who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules, if any, filed with the Commission as a part of or incorporated by reference in the Registration Statement and included in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1934 Act and the applicable rules and regulations thereunder.

(aa) The financial statements filed with the Commission as a part of the Registration Statement and included in the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified on the basis stated therein. Such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.

(bb) No labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor dispute with the employees of any of its principal suppliers that could have a Material Adverse Effect.

(cc) Except as described in the Registration Statement and the General Disclosure Package, the Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) that are necessary for the conduct of the Company’s business as now conducted or, in connection with its major product candidates, as proposed in each of the General Disclosure Package and the Prospectus to be conducted. Except as set forth in the Registration Statement and the General Disclosure Package, (i) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property that would have a Material Adverse Effect; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property that would have a Material Adverse Effect; (iv) to the Company’s knowledge there is no pending or, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (v) the Company has complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect; and (vi) to the Company’s knowledge, the product candidates described in the General Disclosure Package and the Prospectus, if any, as under development by the Company fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company, and nothing has come to the Company’s attention that causes it to believe that such patents are not valid or enforceable.

(dd) The Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business which, singly or in the aggregate, if not obtained, would have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(ee) Except as set forth in the Registration Statement and the General Disclosure Package, the Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(aa) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(ff) The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes required to be paid by it and, if due and payable, any similar assessment or related fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(aa) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

(gg) Except as described in the Registration Statement and the General Disclosure Package, the Company is insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business. All policies of insurance insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(hh) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and will not take any action prohibited by Regulation M under the 1934 Act in connection with the distribution of the Securities contemplated hereby.

(ii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) The books, records and accounts of the Company accurately and fairly reflect in all material respects, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the 1934 Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, (ii) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure and (iii) are sufficient to provide reasonable assurances with respect to the performance of the functions for which they were established. The auditors have not brought to the Company’s attention any material weakness in the Company’s internal control over financial reporting (whether or not remediated). Based on the most recent evaluation of the Company’s controls and procedures, the Company is not aware of (a) any significant deficiency in the design or operation of its internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or, (b) any material weaknesses in its internal controls or (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. To the Company’s knowledge, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk) Except for the Underwriters, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ll) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Registration Statement and the General Disclosure Package.

(mm) There is and has been no material failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) that are applicable to the Company. The Company is currently in compliance with, and has at all times since January 1, 2009 been in compliance with, Section 10A-3 of the 1934 Act.

(nn) The Company (i) does not have any material lending relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(oo) To the Company’s knowledge, except for G. Steven Burrill and his affiliates, there are no affiliations or associations between any member of FINRA and the Company or any of its subsidiaries or between any member of FINRA and any of the officers or directors of the Company, any beneficial holder of five percent or more of any class of the Company’s securities or any beneficial owner of the Company’s unregistered equity securities that were acquired after March 1, 2010. The Company does not intend to direct at least five percent of the net proceeds from the sale of the Shares to any Underwriter or any affiliate (as defined in FINRA Rule 2720) or associated person of an Underwriter, in the aggregate.

SECTION 2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and the Company, as Custodian, relating to the deposit of the Common Stock to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys in fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not (i) conflict with or result in a breach or a violation of any provision of the certificate of incorporation, by-laws or other constituent documents of such Selling Stockholder (if such Selling Stockholder is an entity), (ii) conflict with or result in a breach or violation of any terms of any agreement or other instrument binding upon such Selling Stockholder or (iii) result in any violation of any statute, rule, regulation, judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder. No consent, approval, authorization or order of, or registration or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable securities or blue sky laws of the various states in connection with the offer and sale of the Common Stock to be sold by such Selling Stockholder.

(c) Such Selling Stockholder has, and at the Closing Time will have, valid title to the Common Stock to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances, except for any such security interests, claims, liens, equities and other encumbrances arising under the Custody Agreement of such Selling Stockholder in favor of the Underwriters. Such Selling Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Common Stock to be sold by such Selling Stockholder.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) equitable principles (whether considered in a proceeding in equity or at law) and (iii) implied covenant of good faith and fair dealing.

(e) Upon payment for the Common Stock to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Common Stock, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Common Stock in the name of Cede or such other nominee and the crediting of such Common Stock on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Common Stock), (A) DTC shall be a “protected purchaser” of such Common Stock within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Common Stock and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Common Stock may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Common Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Stockholder is familiar with the Registration Statement, the General Disclosure Package, and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the General Disclosure Package or the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole. Such Selling Stockholder is not prompted by any information concerning the Company which is not set forth in the General Disclosure Package to sell its Common Stock pursuant to this Agreement.

(g)(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package does not, and at the time of each sale of the Common Stock in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Time (as defined in Section 3), the General Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(g) are made only as to statements or omissions made in reliance upon and in conformity with information furnished to the Company or an Underwriter by or on behalf of such Selling Stockholder (x) for use in the preparation of the Registration Statement or (y) for inclusion in the Registration Statement, the General Disclosure Package or the Prospectus.

SECTION 3.        Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Seller agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from such Seller, at the price per share set forth in Schedule C, the number of Initial Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Initial Securities to be sold by such Seller as the number of Initial Securities set forth in Schedule B opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 495,000 shares of Common Stock, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule B opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities to be sold by each Seller shall be made at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on the fourth (third, if the pricing occurs before 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Sellers by wire transfers of immediately available funds to a bank account designated by the Sellers against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Subject to Section 10, CGMI, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in New York, New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e) Restriction on Sale of Securities. Each Seller agrees with the Underwriters that, without the prior written consent of the Representative, such Seller will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement relating to the offering of the Securities, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) the Company’s issuance of shares of Common Stock or options to purchase shares of Common Stock, or shares of Common Stock upon exercise of options, pursuant to the Company’s 1998 Stock Plan or 2007 Equity Incentive Plan, each as in effect on the date hereof, (c) the Company’s issuance of shares of Common Stock upon exercise of warrants to purchase Common Stock outstanding on the date hereof, (d) transactions by a Selling Stockholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering contemplated herein, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (e) transfers of shares of Common Stock or any security convertible into Common Stock by a Selling Stockholder as a bona fide gift, (f) transfers of shares of Common Stock or any security convertible into Common Stock either during a Selling Stockholder’s lifetime or upon death by will or intestate succession to the immediate family of such Selling Stockholder or to a trust the beneficiaries of which are exclusively such Selling Stockholder and/or a member or members of such Selling Stockholder’s immediate family or (g) distributions of shares of Common Stock or any security convertible into Common Stock by a Selling Stockholder that is a partnership to general or limited partners of such Selling Stockholder; provided that in the case of any transfer or distribution pursuant to clause (e), (f) or (g), (i) each donee, transferee or distributee shall sign and deliver a lock up letter substantially in the form of Exhibit A hereto and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. For the purposes of this paragraph (e), “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

SECTION 4. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430B, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the

Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and 1934 Act Documents. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will, upon request, deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith ) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Base Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(i) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(j) Compliance with Registration Statement. The Company will comply with all the undertakings contained in the Registration Statement.

(k) Section 10A-3. From the date hereof until the first anniversary of the Closing Time, the Company will comply with Section 10A-3 of the 1934 Act.

SECTION 5.        Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the Sellers’ obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the Global Market of NASDAQ, and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third paragraph of Section 1(a). It is understood that, subject to this section and Section 5(b) hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel. Each Selling Stockholder will pay all fees and disbursements of its counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 7(a)(i) hereof, the Company shall reimburse the Underwriters for all of their accountable and reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and of the Selling Stockholders contained in Section 2 hereof or in certificates of any officer of the Company or of a Selling Stockholder delivered pursuant to the provisions hereof, to the performance by each of the Sellers of its covenants and other obligations hereunder that are required to be performed or satisfied by it at or prior to the Closing Time, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B. The Company has paid any and all required registration fees relating to the Securities within the time, and in the manner, required by the 1933 Act and the 1933 Act Regulations.

(b) Opinions of Counsel for the Company. At Closing Time, the Representative shall have received (i) an opinion of Pepper Hamilton LLP, counsel for the Company, dated as of such Closing Time, substantially in the form attached as Exhibit B, (ii) the favorable opinion of in-house counsel for the Company, dated as of such Closing Time, substantially in the form attached as Exhibit C, (iii) the favorable opinion of Duane Morris LLP, patent and litigation counsel for the Company, dated as of such Closing Time, substantially in the form attached as Exhibit D and (iv) the favorable opinion of Merchant & Gould P.C., patent counsel for the Company, dated as of such Closing Time, substantially in the form attached as

Exhibit E, together with signed or reproduced copies of such letters for each of the other Underwriters with respect to such matters as the Representative may reasonably request.

(c) Opinion of Counsel for the Selling Stockholders. At Closing Time, the Representative shall have received an opinion of (i)Victor A. Hebert, Esq., counsel for the Selling Stockholders, dated as of such Closing Time, substantially in the form attached as Exhibit F, and (ii) Jones Day LLP, counsel for the Selling Stockholders, dated as of such Closing Time, substantially in the form attached as Exhibit G, together with signed or reproduced copies of such letters for each of the other Underwriters with respect to such matters as the Representative may reasonably request.

(d) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, dated as of such Closing Time, in form and substance satisfactory to, and addressed to, the Underwriters, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)        Officers’ Certificates.

(i) At Closing Time, there shall not have occurred, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(ii) The Representative shall have received at the Closing Time a certificate, dated the Closing Time and signed by an executive officer of the Company, to the effect that (A) at Closing Time, there has not occurred, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company that is material and adverse, and (B) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Time and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Time. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(iii) The Representative shall have received at the Closing Time a certificate, executed by the Chief Financial Officer of the Company and dated the Closing Time, substantially in the form attached as Exhibit H.

(iv) The Representative shall have received at the Closing Time a certificate, signed by an authorized signatory of each Selling Stockholder, dated the Closing Time, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Time and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Time.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Grant Thornton LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Grant Thornton LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h) Trading of Securities. At Closing Time, the Securities may be traded on the Global Market of NASDAQ.

(i) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and certain officers and directors of the Company or the Selling Stockholders relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative or its counsel on or before the date hereof, shall be in full force and effect at the Closing Time.

(j) No Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificates. (x) A certificate, dated such Date of Delivery, of an executive officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(e)(ii) hereof remains true and correct as of such Date of Delivery, and (y) a certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(e)(iii) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinions of (w) Pepper Hamilton LLP, counsel for the Company, (x) in-house counsel for the Company (y) Duane Morris LLP, patent and litigation counsel for the Company and (z) Merchant & Gould P.C., patent counsel for the Company, in each case, dated such Date of Delivery, relating to the

Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 6(b).

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(iv) Bring-down Comfort Letter. A letter from Grant Thornton LLP in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 6(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(l) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 7.        Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in any preliminary prospectus, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Indemnification by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in any preliminary prospectus, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each Selling Stockholder will be liable in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder for inclusion therein. This indemnity agreement will be in addition to any liability which each Selling Stockholder may otherwise have. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate initial public offering price of the Common Stock sold by such Selling Stockholder under this Agreement.

(c) Indemnification by the Underwriters. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Selling Stockholders, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company or any Selling Stockholder within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholders acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) Contribution. In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Sellers and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Sellers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and by the indemnified party or parties on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Sellers and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Sellers on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Sellers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Sellers on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Sellers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate initial public offering price of the Common Stock sold by such Selling Stockholder under this Agreement.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company, or any Selling Stockholder or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 9.        Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any Material Adverse Effect, which, in the judgment of the Representative is material and adverse and makes it impractical or inadvisable to market the Securities, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or NASDAQ, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on the Global Market of NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

(c) Termination of Lock-Up Agreements. In the event this Agreement is terminated for any reason, the Representative shall contemporaneously terminate or waive in their entirety the agreements referred to in Section 6(i).

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: Peter N. Handrinos, Esq.; notices to the Company shall be directed to it at 303-A College Road East, Princeton, New Jersey 08540, Attention: Chief Financial Officer, with a copy to Pepper Hamilton LLP at 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, PA 19103, Attention: Steven J. Abrams, Esq; and notices to the Selling Stockholders shall be directed to Victor A. Hebert, Esq., One Embarcadero Center, Suite 2700, San Francisco, CA 94111.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof. The foregoing sentence notwithstanding and for the avoidance of doubt, the Confidentiality Agreement by and between the Company and CGMI, dated April 27, 2010, shall not be superseded by this Agreement and shall remain in effect for such term as provided therein.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,
PHARMASSET, INC.

By:	/s/ Kurt Leutzinger
Name: Kurt Leutzinger
Title: CFO

The Selling Stockholders named in Schedule A hereto, acting severally

By:	/s/ Kurt Leutzinger
Name: Kurt Leutzinger
Attorney-In-Fact

CONFIRMED AND ACCEPTED, as of the date first above written:
CITIGROUP GLOBAL MARKETS INC.
By:	/s/ William R. White
Name: William R. White
Title: Managing Director

For itself and as Representative of the other Underwriters named in Schedule B hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Selling Stockholder	Number of Initial Securities
Burrill Life Sciences Capital Fund, L.P.	818,183
Burrill Indiana Life Sciences Capital Fund, L.P.	181,817

Total	1,000,000

SCHEDULE B

Name of Underwriter	Number of Initial Securities
Citigroup Global Markets Inc.	1,650,000

Morgan Stanley & Co. Incorporated	726,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	396,000

Leerink Swann LLC	264,000

Wedbush Securities Inc.	264,000

Total	3,300,000

SCHEDULE C

PHARMASSET, INC.

3,300,000 Shares of Common Stock

(Par Value $0.001 Per Share)

1.	The initial public offering price per share for the Securities shall be $46.33.

2.	The purchase price per share for the Securities to be paid by the several Underwriters shall be $44.24515, being an amount equal to the public offering price set forth above less $2.08485 per share.

SCHEDULE D

[None.]

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

January     , 2011

Citigroup Global Markets Inc.

As Representative of the several Underwriters

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc. (“CGMI”), as representative of a group of underwriters, proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with Pharmasset, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) of shares of the common stock, $0.001 par value per share, of the Company (the “Common Stock”).

To induce CGMI to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of CGMI, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) transfers of shares of Common Stock or any security convertible into Common Stock either during the undersigned’s lifetime or upon death by will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of CGMI, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. For the purposes of this paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

The undersigned understands that the Company and CGMI are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and CGMI.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF OPINION OF PEPPER HAMILTON LLP

Opinion of Pepper Hamilton LLP, counsel for the Company, to be delivered pursuant to Section 6(b)(i) of the Underwriting Agreement.

We have acted as counsel to Pharmasset, Inc., a Delaware corporation (the “Company”), in connection with (i) the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-3 (No. 333-171750), including the documents incorporated by reference therein and the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act (the “Shelf Registration Statement”), which includes a base prospectus (the “Base Prospectus”), (ii) the filing by the Company with the SEC pursuant to Rule 424 under the Securities Act (SEC Accession No. 0001193125-11-009492) of the Company’s preliminary prospectus supplement dated January 18, 2011 (the “Pricing Prospectus Supplement” and together with the Base Prospectus, the “Pricing Prospectus”) and (iii) the filing by the Company with the SEC pursuant to Rule 424 under the Securities Act (SEC Accession No. —) of the Company’s prospectus supplement dated January 20, 2011 (the “Final Prospectus Supplement” and together with the Base Prospectus, the “Final Prospectus”), relating to (a) the sale of 2,795,000 shares of common stock, $0.001 par value (the “Common Stock”) by the Company (the “Company Shares”) and (b) the sale of 1,000,000 shares of the Company’s Common Stock (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”) by certain stockholders of the Company (the “Selling Stockholders”), pursuant to the Underwriting Agreement, dated January 20, 2011 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholders and each of the Underwriters named on Schedule B thereto for which you are acting as Representative (collectively, the “Transaction”). This letter is delivered to you pursuant to Section 6(b)(i) of the Underwriting Agreement. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Underwriting Agreement.

In connection with this letter, we have reviewed the Underwriting Agreement, the Shelf Registration Statement, the exhibits to the Shelf Registration Statement, including, without limitation, the form of share certificate for Common Stock, the Pricing Prospectus and the Final Prospectus, and originals, or copies reproduced or certified to our satisfaction, of such corporate records of the Company as we have deemed necessary to form the basis for the opinions hereinafter expressed. We have also made such examination of Applicable Laws (as defined below), of certificates of public officials, and of certificates of officers of the Company, as we have deemed necessary to enable us to render this letter.

As to matters of fact relevant to the opinions herein expressed, we have assumed the accuracy and completeness of, and have relied solely upon, the representations and warranties of the Company contained in the Underwriting Agreement and in such certificates of officers of the Company, and on the information set forth in certificates of public officials, without any independent verification thereof or any other investigation to determine if such reliance is reasonable.

We also have assumed (i) the due execution and delivery, pursuant to due authorization, of the Underwriting Agreement by the Underwriters and the Selling Stockholders, (ii) the genuineness of the signatures of, and the authority of, persons signing the Underwriting Agreement on behalf of the Underwriters and the Selling Stockholders, (iii) the legal capacity of all individuals, (iv) the authenticity and completeness of all records, certificates, instruments and documents submitted to us as originals, (v) the conformity to authentic originals of all records, certificates, instruments and documents submitted to us as certified, conformed, photostatic or facsimile copies thereof and (vi) the sale and issuance of the Company Shares is not or will not be aggregated under the rules of The NASDAQ Stock Market, LLC with the sale and issuance of Common Stock in any prior offering conducted by the Company.

We further have assumed that the consideration required to be paid for the sale and issuance of the Company Shares pursuant to the resolutions of the Board of Directors of the Company authorizing the sale and issuance of the Company Shares has in fact been paid to or received by the Company.

Our opinions set forth herein are limited solely to matters governed by the General Corporation Law of the State of Delaware (the “DGCL”) and the internal laws of the State of New York and federal laws of the United States (collectively, the “Applicable Laws”), in each case without regard to conflict or choice of law principles, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than state securities or blue sky laws or state antifraud laws, as to which we express no opinion), but without our having made any special investigation as to the applicability of any specific law, rule or regulation, and the references herein to laws, statutes and regulations shall be interpreted consistent with such limitation.

Aside from the Applicable Laws, insofar as the opinions expressed herein relate to matters governed by laws other than the Applicable Laws, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on Applicable Laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. We undertake no responsibility to update this opinion if there are any changes in such Applicable Laws.

The opinions expressed herein and the statement following the opinions expressed herein are subject to the following additional qualifications, assumptions and limitations:

(i) with respect to the opinion as to the good standing of the Company set forth in paragraph 1 below, we have relied solely upon a certificate of good standing issued by the Secretary of State of the State of Delaware on January —, 2011;

(ii) we express no opinion as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which a specific reference is not made;

(iii) we express no opinion as to the effect of other agreements or understandings among the parties, written or oral, or any usage of trade or course of prior dealing among the parties or whether, in either case, any of the foregoing would define, supplement or qualify the terms of the Underwriting Agreement;

(iv) we express no opinion as to the effect on the opinions expressed herein of (1) the compliance or noncompliance of any party to the Underwriting Agreement (other than with respect to the Company to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (2) the legal or regulatory status of the nature of the business of any party to the Underwriting Agreement (other than with respect to the Company to the extent necessary to render the opinions set forth herein);

(v) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(vi) we express no opinion and make no statement with respect to any documents or other materials that are or may be deemed to be “free writing prospectuses” as that term is defined in Rule 405 under the Securities Act, except any specifically identified on Schedule D of the Underwriting Agreement; and

(vii) with respect to the opinion set forth in paragraph 8(c) as such may apply to Jean-Pierre Sommadossi, the Jean-Pierre Sommadossi 2004 Qualified Annuity Trust 2, Idenix Pharmaceuticals, Inc., Susan Chu Walley, Jaime Rabi, Andrea Rabi and Marcela Rabi, as parties to the Second Amended and Restated Stockholders’ Agreement, dated August 4, 2004, by and among the Company and the parties identified therein, as amended (the “Stockholders’ Agreement”), and/or any rights any of the foregoing persons may have under the Stockholders’ Agreement with respect to shares of Common Stock now or in the past held by such persons, we have relied, as to certain factual matters, on a certificate signed by officers of the Company dated January —, 2011.

Based upon the foregoing assumptions, and subject to the qualification set forth below, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to conduct its business as described in the Pricing Prospectus and the Final Prospectus.

2. The Company (a) has the corporate power to execute, deliver and perform the Underwriting Agreement and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Underwriting Agreement.

3. The Underwriting Agreement has been duly executed and delivered by the Company.

4. The Company Shares have been duly authorized by the Company and, when issued and delivered as provided in the Underwriting Agreement, the Company Shares will be validly issued, fully paid and nonassessable, and the issuance of such Company Shares will not be subject to preemptive rights pursuant to the DGCL, the certificate of incorporation or by-laws of the Company, or similar contractual rights granted by the Company pursuant to any contract or agreement listed on Schedule A to this letter.

5. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

6. The statements in each of the General Disclosure Package, the Pricing Prospectus and the Final Prospectus under the caption “Description of Common Stock,” insofar as such statements purport to summarize certain provisions of the Common Stock or documents referred to therein, constitute a fair and accurate summary of those provisions and fairly summarize in all material respects the documents referred to therein. The statements in each of the Pricing Prospectus and the Final Prospectus under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders,” insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects such legal matters.

7. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, is required for the due execution, delivery or performance of the Underwriting Agreement by the Company and the issuance by the Company of the Company Shares, except as have been obtained and are in full force and effect under the Securities Act or the rules of The NASDAQ Stock Market, LLC, as may be required by The Financial Industry Regulatory Authority on the part of the Underwriters, the Notification: Change in the Number of Shares Outstanding as required by The NASDAQ Stock Market, LLC or as may otherwise be required under the state securities or blue sky laws of any jurisdiction in the United States (as to which we express no opinion) in connection with the sale of the Company Shares.

8. The execution and delivery by the Company of the Underwriting Agreement do not, and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section thereof, as to which no opinion is expressed herein) will not (a) result in a violation of the Company’s certificate of incorporation or by-laws; (b) result in a violation of Applicable Law, or, to our knowledge, based solely upon a docket search conducted in the Superior Court of Mercer County, New Jersey as of December 29, 2010, and the United States District Court for the District of New Jersey as of January 3, 2011, any order, writ, judgment, injunction, decree, determination or award binding on the Company or its assets, or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any agreement or document listed on Schedule A to this letter.

9. The Company is not and, upon the closing of the Transaction, will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.

10. The statements referenced on Schedule B to this letter, insofar as such statements constitute summaries of applicable provisions of the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, fairly summarize in all material respects the provisions purported to be summarized under such captions in the Pricing Prospectus and the Final Prospectus.

On January —, 2011, a member of the staff of the SEC orally informed us that no stop orders suspending the effectiveness of the Shelf Registration Statement have been issued under the Securities Act. To our knowledge, no proceedings for that purpose have been initiated or are pending or threatened by the SEC.

We further advise you that (a) the purpose of our professional engagement was not to establish or confirm factual matters or financial or accounting matters, (b) except as expressly set forth herein, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Shelf Registration Statement, the Pricing Prospectus or the Final Prospectus or any amendment or supplement thereto, (c) we assume no responsibility for and have not independently verified the accuracy, completeness or fairness of the financial statements and related schedules and other financial data derived therefrom included in the Shelf Registration Statement, the Pricing Prospectus or the Final Prospectus or any amendment or supplement thereto, and have not examined the accounting or financial records from which such financial statements, schedules (if any) and relevant data are derived, and (d) we have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company, representatives of the Selling Stockholders, the Selling Stockholders’ counsel, representatives of the Underwriters and the Underwriters’ counsel at which the contents of the Shelf Registration Statement, the Pricing Prospectus and the Final Prospectus and any amendments or supplements thereto were discussed. Subject to the foregoing and based upon such participation and discussions, the Shelf Registration Statement, the Pricing Prospectus and the Final Prospectus (other than the financial statements and other financial data derived therefrom contained therein or omitted therefrom, as to which we assume no responsibility as noted above) each comply in all material respects as to form with the Securities Act and the rules and regulations promulgated thereunder, and no facts have come to our attention that have caused us to believe that (i) the Shelf Registration Statement (other than the financial statements and other financial data derived therefrom contained therein or omitted therefrom, as to which we assume no responsibility as noted above), at the time the Shelf Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we assume no responsibility as stated above), at — P.M., Eastern time, on January —, 2011 or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Final Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we assume no responsibility as stated above), as of January —, 2011 or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is rendered only to the addressee set forth above and is solely for the benefit of the Underwriters in connection with the closing on the date hereof under the Underwriting Agreement and the offer and sale of the Shares and may not be used, quoted, circulated or otherwise referred to for any other purposes, or relied upon by any other person or entity, without our express written consent.

Schedule A to Opinion of Pepper Hamilton LLP

1. Pharmasset, Ltd. 1998 Stock Plan, as amended

2. 2007 Equity Incentive Plan, as amended on September 23, 2009 (the “2007 Equity Incentive Plan”)

3. Awards under the 2007 Equity Incentive Plan in the form of the Form of Award Agreement included as an exhibit to the Company’s Form 10-K for the year ended September 30, 2007

4. Collaboration Agreement, dated October 29, 2004, between F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. and Pharmasset, Inc.

5. License Agreement, dated June 23, 2005, between Bukwang Pharm. Co., Ltd. and Pharmasset, Inc.

6. Memorandum of Understanding, dated June 23, 2005, between The University of Georgia Research Foundation, Inc., Yale University and Pharmasset, Inc.

7. Non-Exclusive Sublicense Agreement, dated August 26, 2005, between Apath, L.L.C. and Pharmasset, Inc.

8. License Agreement, dated December 8, 1998, between Emory University and Pharmasset, Ltd.

9. Termination and Reinstatement Agreement, dated June 9, 1999, between Emory University and Pharmasset, Ltd.

10. Supplemental Agreement to the License Agreement, dated March 26, 2004, between Emory University and Pharmasset, Ltd.

11. Employment Agreement, dated June 15, 2004, between Pharmasset, Inc. and Peter Schaefer Price

12. Lease, dated May 18, 2005, between 300 CRA LLC and Pharmasset, Inc.

13. First Extension and Modification of Lease, dated June 2, 2009, between 300 CRA LLC and Pharmasset, Inc.

14. Indemnity Agreements for Directors and Officers in the form of the Form of Indemnity Agreement included as an exhibit to the Form 10-Q for the fiscal quarter ended June 30, 2008

15. Consulting Agreement, dated June 28, 2005, between Michael K. Inouye and Pharmasset, Inc.

16. Change of Control Severance Agreements in the form of the Form Change of Control Severance Agreement included as an exhibit to the Company’s Registration Statement on Form S-1/A filed with the SEC on January 17, 2007

17. Severance Agreement, dated January 5, 2007, between Pharmasset, Inc. and Abel De La Rosa, Ph.D.

18. Venture Loan and Security Agreement, dated September 30, 2007, between Pharmasset, Inc. and Horizon Technology Funding Company V LLC

19. First Amendment of Venture Loan and Security Agreement and Warrant, dated December 12, 2008, between Pharmasset, Inc. and Horizon Technology Funding Company V LLC

20. Secured Promissory Note, dated October 5, 2007, in favor of Horizon Technology Funding Group V LLC

21. Secured Promissory Note, dated March 28, 2008, in favor of Horizon Technology Funding Group V LLC

22. Secured Promissory Note, dated December 12, 2008, in favor of Horizon Technology Funding Group V LLC

23. Manufacturing Services Agreement, dated August 8, 2008, by and between Pharmasset, Inc. and Boehringer Ingelheim Chemicals, Inc.

24. License Agreement, dated August 8, 2008, by and between Pharmasset, Inc. and Boehringer Ingelheim Chemicals, Inc.

25. Amendment No. 1 to License Agreement, dated January 30, 2009, between Bukwang Pharm. Co. Ltd. and Pharmasset, Inc.

26. Consulting Agreement, effective as of January 6, 2010, between Pharmasset, Inc. and Fredric D. Price

27. Second Amended and Restated Stockholders’ Agreement, dated August 4, 2004, by and among the Company and the parties identified therein, as amended

28. Stock Purchase Agreement between the Company (through its predecessor Pharmasset, Ltd.) and Samchully Pharmaceutical Co., Ltd., dated December 11, 1999

29. Separation Agreement and General Release, dated November 12, 2010, between Pharmasset, Inc. and Paul Lubetkin

30. Clinical Trial Collaboration Agreement, dated January 7, 2011, between Bristol- Myers Squibb Company and the Company

Schedule B to Opinion of Pepper Hamilton LLP

We have reviewed certain information incorporated by reference into the Shelf Registration Statement from the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 under the following captions:

— “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – We are subject to significant regulatory requirements which could delay, prevent, or limit our ability to market our product candidates;”

— “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – Our product candidates must undergo the conduct of rigorous clinical trials, the results of which are uncertain and could substantially delay or prevent us from bringing product candidates to market;”

— “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – Delays in conducting clinical trials could result in increased costs to us and delay our ability to obtain regulatory approval and commercialize our product candidates;”

— “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – Failure to recruit, enroll, and retain subjects for clinical trials may cause the development of our product candidates to be delayed or development costs to increase substantially;”

— “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – Our product candidates may demonstrate or be associated with undesirable side effects when used alone or in combination with other products that prevent their regulatory approval or limit their use if approved;”

— “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – Even if we obtain regulatory approvals, our marketed drugs will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and foreign regulations or new safety data arise, we could lose our marketing approvals and our business would be seriously harmed;”

— “Risks Related to Our Business – Risks Related to Drug Discovery, Development, and Commercialization – We and our collaborators will be subject to stringent federal, state, and foreign regulation of sales and marketing of any approved product candidate and a failure to comply with these regulations could result in substantial penalties;”

— “Risks Related to Our Business – Risks Related to Our Dependence on Third Parties – We and our collaborators depend on third parties to conduct our clinical trials, which may result in costs and delays that prevent us from obtaining regulatory approval or successfully commercializing our product candidates;”

— “Risks Related to Our Business – Risks Related to Our Dependence on Third Parties – If parties on whom we rely to manufacture our product candidates do not manufacture the active pharmaceutical ingredients or finished products of satisfactory quality, in a timely manner, in sufficient quantities or at an acceptable cost, clinical development and commercialization of our product candidates could be delayed;” and

— “Business – Government Regulation – Pharmaceutical Regulation in the United States.”

EXHIBIT C

FORM OF OPINION OF IN-HOUSE COUNSEL FOR THE COMPANY

Opinion of in-house counsel for the Company to be delivered pursuant to Section 6(b)(ii) of the Underwriting Agreement.

I am the Vice President, Senior Counsel and Secretary of Pharmasset, Inc., a Delaware corporation (the “Company”). This opinion is furnished to you pursuant to Section 6(b)(ii) of the Underwriting Agreement, dated January 20, 2011 (the “Underwriting Agreement”), among the Company, the stockholders of the Company named on Schedule A thereto and the several Underwriters listed on Schedule B to the Underwriting Agreement, for which you are acting as Representative. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Underwriting Agreement.

In connection with this opinion, I have reviewed the following:

(i) the Company’s registration statement on Form S-3 (No. 333-171750), including the documents incorporated by reference therein and the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act (as defined below) (the “Registration Statement”), which includes a base prospectus (the “Base Prospectus”) filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”):

(ii) the Company’s (a) preliminary prospectus supplement dated January 18, 2011 (the “Pricing Prospectus Supplement” and together with the Base Prospectus, the “Pricing Prospectus”), filed with the SEC pursuant to Rule 424 under the Securities Act (SEC Accession No. 0001193125-11-009492) and (b) prospectus supplement dated January 20, 2011 (the “Final Prospectus Supplement” and together with the Base Prospectus, the “Final Prospectus”), filed with the SEC pursuant to Rule 424 under the Securities Act (SEC Accession No. —, relating to the Company’s sale of 2,795,000 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value (the “Common Stock”); including the option to purchase 495,000 shares of Common Stock by the Underwriters pursuant to Section 3(b) of the Underwriting Agreement;

(iii) the Underwriting Agreement;

(iv) the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) and the Second Amended and Restated By-Laws of the Company, as amended (the “Bylaws”); and

(v) originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as I have deemed necessary as a basis for the opinions expressed below.

I have assumed (i) the due execution and delivery, pursuant to due authorization, of the Underwriting Agreement by the Representative and the Selling Stockholders, (ii) the genuineness of the signatures of, and the authority of, persons signing the Underwriting

Agreement on behalf of the Representative and the Selling Stockholders, (iii) the legal capacity of all individuals, (iv) the authenticity and completeness of all records, certificates, instruments and documents submitted to me as originals, and (v) the conformity to authentic originals of all records, certificates, instruments and documents submitted to me as certified, conformed, photostatic or facsimile copies thereof. I have not independently established the validity of the foregoing assumptions.

Based upon the foregoing assumptions and upon such other investigation as I have deemed necessary, and subject to the qualification set forth below, I am of the opinion that:

1. The Company’s authorized equity capitalization is as set forth in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Final Prospectus. The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Final Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.

2. To the best of my knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein or in the General Disclosure Package.

3. To the best of my knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except such rights as have been duly waived.

4. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

5. The statements in each of the General Disclosure Package, the Pricing Prospectus and the Final Prospectus under the headings “Description of Common Stock” and “Certain Relationships and Related Party Transactions,” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 filed with the SEC on November 23, 2010 under the headings “Business,” “Risk Factors” and “Legal Proceedings”, the Company’s Current Reports on Form 8-K filed with the SEC on December 13, 2010 and January 18, 2011 and in Items 14 and 15 of the Registration Statement, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, constitute a fair and accurate summary of those legal matters, agreements, documents or proceedings.

6. To the best of my knowledge, the Company (A) is not in violation of any statute, law, rule, judgment, regulation, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties or (B) is not in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except with respect to this clause (B) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

7. The Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

8. To the best of my knowledge, the Company is not in violation of the Certificate or Bylaws.

9. To the best of my knowledge, the Company has not received any notice of infringement of, and to the best of my knowledge, there is no infringement of Intellectual Property of others, which infringement would, singly or in the aggregate, have a Material Adverse Effect. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Pricing Prospectus or the Final Prospectus and are not described in all material respects. To the best of my knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

The opinions expressed herein are limited to the federal law of the United States and the General Corporation Law of the State of Delaware.

This opinion letter is rendered to you in connection with the transactions contemplated by the Underwriting Agreement. This opinion letter may not be relied upon by you for any other purpose without my prior written consent.

The opinion letter speaks only as of the date hereof. I expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

EXHIBIT D

FORM OF OPINION OF DUANE MORRIS LLP

Opinion of Duane Morris LLP, patent and litigation counsel for the Company, to be delivered pursuant to Section 6(b)(iii) of the Underwriting Agreement.

This letter is furnished to you pursuant to Section 6(b)(iii) of the Underwriting Agreement, dated January 20, 2011 (the “Underwriting Agreement”) among Pharmasset, Inc., a Delaware corporation (the “Company”), the stockholders of the Company named on Schedule A thereto and the several Underwriters listed on Schedule B to the Underwriting Agreement (the “Underwriters”), for which you are acting as Representative, relating to the issuance and sale by the Company of certain shares of common stock, $0.001 par value per share, of the Company pursuant to the terms of the Underwriting Agreement (together, the “Shares”). Capitalized terms used and not otherwise defined herein have the meanings as defined in the Underwriting Agreement.

We are not general counsel to the Company. With respect to the matters addressed herein, we have been engaged solely as counsel by the Company for the purpose of representing the Company with respect to (i) certain patents issued by and patent applications pending before the United States Patent and Trademark Office listed on Exhibit 1 to this letter (collectively, the “Covered Intellectual Property”); and (ii) that certain arbitration in the American Arbitration Association, Case No. 30 122Y 00596 09, initiated by Emory University et al. against Pharmasset, Inc. (see Item 3 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2010) (the “Claim”). As a result, the scope of our inquiry has been necessarily limited, and there may exist matters with respect to the Company as to which we have no knowledge and that may pertain to the matters referred to in this opinion.

For purposes of rendering this opinion, we have examined originals or executed copies of the documents identified as follows:

1.	Underwriting Agreement;

2. The disclosure in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2010 under the captions “Item 1—Business—Intellectual Property,” “Item 1A—Risk Factors—Risks Relating to Our Intellectual Property” and “Item 3—Legal Proceedings” and the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2010 (collectively, the “Covered Disclosure”), which is incorporated by reference and deemed to be a part of (a) the Registration Statement on Form S-3 (Reg. No. 333-171750), (b) the Prospectus dated January 18, 2011 relating to the Shares and forming a part of the Registration Statement (the “Basic Prospectus”), as supplemented by the preliminary prospectus supplement dated January 18, 2011, as filed with the Commission on January 18, 2011 (collectively, the “Preliminary Prospectus”), and (d) the Basic Prospectus, as supplemented by the prospectus supplement dated January 20, 2011, as filed with the Commission on January —, 2011 (collectively, the “Prospectus”); and

3.	The Covered Intellectual Property.

On the basis of the foregoing, and subject to the qualifications below, it is our opinion that:

(i) The statements in the Covered Disclosure, in each case insofar as such statements describe the Covered Intellectual Property or constitute summaries of the legal matters, documents or proceedings referred to therein, fairly and accurately describe the Covered Intellectual Property and fairly and accurately summarize the legal matters, documents and proceedings referred to therein in all material respects.

(ii) To our knowledge, and consistent with the statutory presumptions in the U.S. Patent Act, the Company owns all of the Covered Intellectual Property.

(iii) To our knowledge, the Company has not received any communication or notice alleging any act of infringement of any third party patents by the Company.

(iv) To our knowledge, and consistent with the statutory presumptions in the U.S. Patent Act, the claims of all issued and unexpired patents included in the Covered Intellectual Property are valid and enforceable under the U.S. patent laws.

(v) To our knowledge, no interference, reexamination, or other judicial or administrative proceeding pertaining to the validity or enforceability of the Covered Intellectual Property has been threatened or declared.

We have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and the Underwriters’ counsel at which the contents of the Covered Disclosure were discussed. Except as expressly set forth herein, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus or the Prospectus. We confirm to you that we are not aware of any facts that have caused us to believe that the Covered Disclosure at the times the Registration Statement became effective, at the Applicable Time or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, or contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not false or misleading.

The opinions expressed herein relate solely to the federal laws of the United States of America and no opinion is expressed with respect to the laws of any other jurisdiction.

We express no opinion as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which a specific reference is not made.

Our opinions expressed herein are rendered as of the date hereof and are based on existing law which is subject to change. Our opinions expressed herein are also based on the facts as we know them on the date hereof, including the status of the Claim, which may be subject to change as further developments do or may occur. We do not undertake to advise you of any change in any opinion expressed herein based on matters that may hereafter arise or be brought to our attention, or to revise or supplement such opinions should the present laws of any jurisdiction or the facts as we know them on the date hereof, including facts relating to the Claim, change due to additional information provided to us or otherwise.

To the extent that the opinions expressed herein or the statement following the opinions expressed herein are based on matters “to our knowledge,” of which we “are aware” or otherwise “known to us,” or words of similar import, our knowledge is based solely upon the conscious awareness of those attorneys of our firm that performed services for the Company in connection with the Covered Intellectual Property or the Claim. We confirm to you that we have not performed any services for the Company other than in connection with the Covered Intellectual Property and the Claim.

This opinion is being furnished to the Underwriters and their counsel in connection with the offer and sale of the Shares, and is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents) for any other purpose, nor is it to be filed with any governmental agency, without our prior written consent. Other than the Underwriters and their counsel, no one is entitled to rely on this opinion.

EXHIBIT E

FORM OF OPINION OF MERCHANT & GOULD, P.C.

Opinion of Merchant & Gould, P.C., patent counsel for the Company, to be delivered pursuant to Section 6(b)(iv) of the Underwriting Agreement.

This letter is furnished to you pursuant to Section 6(b)(iv) of the Underwriting Agreement, dated January 20, 2011 (the “Underwriting Agreement”) among Pharmasset, Inc., a Delaware corporation (the “Company”), the stockholders of the Company named on Schedule A thereto and the several Underwriters listed on Schedule B to the Underwriting Agreement (the “Underwriters”), for which you are acting as Representative, relating to the issuance and sale by the Company of certain shares of common stock, $0.001 par value per share, of the Company pursuant to the terms of the Underwriting Agreement (together, the “Shares”). Capitalized terms used and not otherwise defined herein have the meanings as defined in the Underwriting Agreement.

With respect to the matters addressed herein, we have been engaged as counsel by the Company for the purpose of representing the Company with respect to certain patents issued by and patent applications pending before the United States Patent and Trademark Office listed on Exhibit 1 to this letter (collectively, the “Covered Intellectual Property”).

For purposes of rendering this opinion, we have examined originals or executed copies of the documents identified as follows:

1.	Underwriting Agreement;

2.      The disclosure in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2010 under the captions “Item 1—Business—Intellectual Property” and “Item 1A—Risk Factors—Risks Relating to Our Intellectual Property” (collectively, the “Covered Disclosure”), which is incorporated by reference and deemed to be a part of (a) the Registration Statement on Form S-3 (Reg. No. 333-171750), (b) the Prospectus dated January 18, 2011 relating to the Shares and forming a part of the Registration Statement (the “Basic Prospectus”), as supplemented by the preliminary prospectus supplement dated January 18, 2011, as filed with the Commission on January 18, 2011 (collectively, the “Preliminary Prospectus”), and (d) the Basic Prospectus, as supplemented by the prospectus supplement dated January 20, 2011, as filed with the Commission on January —, 2011 (collectively, the “Prospectus”); and

3.	The Covered Intellectual Property.

On the basis of the foregoing, and subject to the qualifications below, it is our opinion that:

(i) The statements in the Covered Disclosure, in each case insofar as such statements describe the Covered Intellectual Property or constitute summaries of the legal matters, documents or proceedings relating to the Covered Intellectual Property, fairly and accurately describe the Covered Intellectual Property and fairly and accurately summarize such legal matters, documents and proceedings in all material respects.

(ii) To our knowledge, and consistent with the statutory presumptions in the U.S. Patent Act, the Company owns all of the Covered Intellectual Property, and the Covered Intellectual Property has been subject to assignments by all of the inventors to the Company which have been recorded by the United States Patent Office.

(iii) To our knowledge, the Company has not received any communication or notice alleging any act of infringement of any third party patents by the Company, other than the arbitration proceeding instituted by Emory University and the University of Georgia Research Foundation, Inc. against the Company relating to certain compounds in the Covered Intellectual Property, which is disclosed in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2010 under the caption “Item 3—Legal Proceedings” and in the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2010. Merchant & Gould did not represent the Company in this arbitration proceeding.

(iv) To our knowledge, and consistent with the statutory presumptions in the U.S. Patent Act, the claims of all issued and unexpired patents included in the Covered Intellectual Property are valid and enforceable under the U.S. patent laws.

(v) To our knowledge, no interference, reexamination, or other judicial or administrative proceeding pertaining to the validity or enforceability of the Covered Intellectual Property has been threatened or declared.

We have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and the Underwriters’ counsel at which the contents of the Covered Disclosure were discussed. Except as expressly set forth herein, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus or the Prospectus. We confirm to you that we are not aware of any facts that have caused us to believe that the Covered Disclosure at the times the Registration Statement became effective, at the Applicable Time or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, or contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not false or misleading.

The opinions expressed herein relate solely to the federal laws of the United States of America and no opinion is expressed with respect to the laws of any other jurisdiction.

This opinion is being furnished to the Underwriters and their counsel in connection with the offer and sale of the Shares, and is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents) for any other purpose, nor is it to be filed with any governmental agency, without our prior written consent. Other than the Underwriters and their counsel, no one is entitled to rely on this opinion.

EXHIBIT F

FORM OF OPINION OF COUNSEL FOR SELLING STOCKHOLDERS

Opinion of Victor E. Hebert, Esq, counsel for the Selling Stockholders, to be delivered pursuant to Section 6(c)(i) of the Underwriting Agreement.

I am counsel to Burrill Life Sciences Capital Fund, L.P., a Delaware limited partnership, Burrill Indiana Life Sciences Capital Fund, L.P., a Delaware limited partnership, and G. Steven Burrill (collectively, the “Selling Stockholders”), in connection with the sale by the Selling Stockholders pursuant to the Underwriting Agreement (as defined below) of an aggregate of 1,000,000 shares of Common Stock (the “Securities”) of Pharmasset, Inc., a Delaware corporation. This opinion is furnished to you pursuant to Section 5(c) of the Underwriting Agreement, dated January 20, 2011 (the “Underwriting Agreement”), among the Company, the Selling Stockholders and the several Underwriters listed on Schedule B to the Underwriting Agreement (the “Underwriters”), for which you are acting as Representative. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Underwriting Agreement.

In connection with the opinion expressed herein, I have examined such documents, records and matters of law as I have deemed necessary for purposes of such opinions. Based upon the foregoing, and subject to the further limitations set forth herein, I am of the opinion that:

1.	The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders.

2.	The execution and delivery by each Selling Stockholder of, and the performance by each Selling Stockholder of its obligations under, the Underwriting Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder will not result in the breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation or, to my knowledge, any judgment, order or decree of any governmental agency or body or any court having jurisdiction over the Selling Stockholder.

3.	The execution and delivery by each Selling Stockholder of, and the performance by each Selling Stockholder of its obligations under, the Underwriting Agreement and that Custody Agreement and Power of Attorney of such Selling Stockholder will not result in a breach or violation of any of the terms and provisions of the limited partnership agreement of such Selling Stockholder, as applicable, or to my knowledge, any agreement or other instrument binding upon such Selling Stockholder.

4.

No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any Selling Stockholder of its obligations under the Underwriting Agreement, or the Custody Agreement or Power of Attorney of such Selling Stockholder, except (i) for the registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations thereunder, which registration has been obtained and is effective, or (ii) as may be required by the securities or blue sky laws of the various states in connection with offer and sale of the Securities.

5.	Each of the Selling Stockholders has valid title to the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities and other encumbrances, except for any security interests, claims, liens, equities and other encumbrances arising under the Custody Agreement in favor of the Underwriters. Each of the Selling Stockholders has the legal right and power, and all authorization and approval required by law, to enter into the Underwriting Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Common Stock to be sold by such Selling Stockholder or a security entitlement in respect of such Common Stock.

6.	The Custody Agreement and the Power of Attorney of each Selling Stockholder have been duly authorized, executed and delivered.

7.	Upon payment for the Common Stock to be sold by the Selling Stockholders pursuant to the Underwriting Agreement, the Custody Agreement and the Power of Attorney the Underwriters will have acquired all of the right, title and interest of the Selling Stockholders in the Securities.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

I have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. For the purposes of the opinions expressed herein, I also have assumed that the Custodian has authorized, executed and delivered the Custody Agreement and that the Custody Agreement is the valid and binding agreement of the Custodian.

As to facts material to the opinions and assumptions expressed herein, I have relied upon written representations of officers and other representatives of the Selling Stockholders contained in a certificate, which has been provided to you, and the representations and warranties of the parties to the Underwriting Agreement, and I have not independently verified such factual matters.

My opinion with respect to the enforceability of each of the Custody Agreement and Power of Attorney is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect, relating to or affecting creditors’ rights and remedies generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including, the possible unavailability of specific performance or injunctive relief), concepts or materiality, good faith and fair dealing and the discretion of the court before which any proceeding may be brought; (iii) the qualification that I express no opinion as to the validity, binding effect or enforceability of any provision in any document (A) relating to indemnification, contribution or exculpation that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or (B) that imposes payment obligations at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture; and (iv) the qualification that to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the documents or securities referred to therein, such enforceability may be limited by public policy considerations.

I further confirm to you that no facts have come to my attention that have caused me to believe that (i) the Registration Statement (other than the financial statements and other financial data derived therefrom contained therein or omitted therefrom, as to which I assume no responsibility as noted above), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which I assume no responsibility as stated above), at — P.M., Eastern time, on January —, 2011 or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Final Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which I assume no responsibility as stated above), as of January —, 2011 or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions expressed herein are limited to the federal law of the United States, the laws of the State of Delaware and the laws of the State of California.

EXHIBIT G

FORM OF OPINION OF COUNSEL FOR SELLING STOCKHOLDERS

Opinion of Jones Day LLP, counsel for the Selling Stockholders, to be delivered pursuant to Section 6(c)(i)(ii) of the Underwriting Agreement.

We have acted as special counsel for Burrill Life Sciences Capital Fund, L.P., a Delaware limited partnership, Burrill Indiana Life Sciences Capital Fund, L.P., a Delaware limited partnership and G. Steven Burrill (collectively, the “Selling Stockholders”), in connection with the sale by the Selling Stockholders pursuant to the Underwriting Agreement, dated January 20, 2011 (the “Underwriting Agreement”), among Pharmasset, Inc., a Delaware corporation (“Pharmasset”), the Selling Stockholders and the several underwriters named in Schedule B to the Underwriting Agreement (the “Underwriters”), for which Citigroup Global Markets Inc. is acting as representative, of 1,000,000 shares (the “Securities”) of the common stock, $0.001 par value, of Pharmasset. Pursuant to the Underwriting Agreement, the Selling Stockholders entered into a Power of Attorney, dated January —, 2011 (the “Power of Attorney”), and a Custody Agreement, dated January —, 2011 (the “Custody Agreement”), with Pharmasset (the “Custodian”). This opinion letter is furnished to you pursuant to Section 6(c) of the Underwriting Agreement. Except as otherwise defined herein, capitalized terms used in this letter but not otherwise defined herein are used as defined in the Underwriting Agreement.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion letter. Based upon the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Custody Agreement and the Power of Attorney of each Selling Stockholder are valid and binding agreements of such Selling Stockholder.

2. Upon payment by the Underwriters for the Securities sold by the Selling Stockholders pursuant to the Underwriting Agreement, delivery (within the meaning of Section 8-301 of the UCC as defined below) of such Securities, as directed by you, to Cede & Co. (“Cede”) or such other nominee in the State of New York as may be designated by The Depository Trust Company (“DTC”) in the State of New York, registration of such Securities, in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts (as defined in Section 8-501(a) of the UCC) of the Underwriters, assuming that none of Cede, DTC and the Underwriters has “notice of any adverse claim” within the meaning of Section 8-105 of the Uniform Commercial Code, as amended and in effect in the State of New York on the date hereof (the “UCC”) to such Securities, (a) DTC shall be a “protected purchaser” within the meaning of Section 8-303 of the UCC, (b) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement to such Securities credited to its securities accounts and (c) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlements within the meaning of Section 8-502 of the UCC.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. For the purposes of the opinions expressed herein, we also have assumed that the Custodian has authorized, executed, authenticated and delivered the Custody Agreement and that the Custody Agreement is the valid, binding and enforceable obligation of the Custodian.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Selling Stockholders and others, including the representations and warranties of the parties to the Underwriting Agreement, Power of Attorney and Custody Agreement. We have not independently verified such matters.

Our opinion set forth in paragraph 1, with respect to the enforceability of each of the Power of Attorney and the Custody Agreement, is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect, relating to or affecting creditors’ rights and remedies generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, good faith and fair dealing and the discretion of the court before which any proceeding may be brought; (iii) the qualification that we express no opinion as to the validity, binding effect or enforceability of any provision in any document (A) relating to indemnification, contribution or exculpation that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or (B) that imposes payment obligations at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture; and (iv) the qualification that to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the documents or securities referred to therein, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001), and that such enforceability may be limited by public policy considerations.

We have assumed without any independent inquiry or investigation, for purposes of our opinions set forth in paragraph 2, (x) that when payment, delivery, registration and crediting of the Securities occurs (i) the Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on Pharmasset’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (ii) DTC will be registered as a “clearing corporation” (within the meaning of the UCC) and (iii) appropriate book entries to securities accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC to establish a “security entitlement” (as defined in Section 8-102 of the UCC) with respect to the Securities in favor of the Underwriter as the “entitlement holder” (as defined in Section 8-102 of the UCC).; and (y) that (i) New York is the securities intermediary’s jurisdiction for purposes of

Section 8-110(b) of the UCC , (ii) New York law governs whether the Underwriters have acquired a security entitlement from DTC and whether an adverse claim can be asserted against such Underwriters in connection with the acquisition of such security entitlement, (iii) the Underwriters maintain a securities account (as that term is defined under the UCC) with DTC and (iv) the Securities are “financial assets” (as defined in Section 8-102 of the UCC) and will be located in the State of New York.

The opinions expressed herein are limited to the laws of the State of New York, provided that the opinions expressed in paragraph 2 above are limited solely to Article 8 of the UCC. Our opinions are limited to that expressly set forth herein, and we express no opinions by implication.

This letter is furnished by us to you solely for the benefit of the Underwriters and solely with respect to the purchase of the Securities from the Selling Stockholders by the Underwriters, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

EXHIBIT H

CHIEF FINANCIAL OFFICER’S CERTIFICATE

January —, 2011

I, Kurt Leutzinger, do hereby certify that I am the Chief Financial Officer of Pharmasset, Inc., a Delaware company (the “Company”) and, in my capacity as Chief Financial Officer, do hereby certify that:

1.	I am providing this Chief Financial Officer’s Certificate in connection with the offering (the “Offering”) (a) by the Company of an aggregate of 2,795,000 shares of its common stock (the “Common Stock”), including the option to purchase 495,000 shares of Common Stock, and (b) by certain stockholders of the Company of an aggregate of 1,000,000 shares of the Company’s Common Stock, as described in (i) the Registration Statement on Form S-3 (No. 333-171750) (the “Shelf Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2011, (ii) the prospectus dated January 18, 2011 forming a part of the Shelf Registration Statement, (iii) the preliminary prospectus supplement filed with the SEC on January 18, 2011 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, and (d) the prospectus supplement filed with the SEC on January —, 2011 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (collectively, the “Registration Statement”).

2.	I am familiar with the accounting, operations and records systems of the Company.

3.	The materials attached as Exhibit A hereto relating to the financial data of the Company as of dates and periods subsequent to September 30, 2010 are what they purport to be and, to the best of my knowledge, are correct. As of December 31, 2010, the Company’s cash and cash equivalent balance was $— million and the Company’s cash, cash equivalent and short-term investments balance was $— million. Since September 30, 2010, the Company has not incurred any decrease in total assets, cash and cash equivalents, stockholders’ equity or total revenues, other than amounts that are immaterial in the aggregate or amounts in the ordinary course of business.

4.	I have supervised the compilation of and reviewed the circled information contained on the attached Exhibit B, which is included and/or incorporated by reference into the Registration Statement. I have performed the following procedures with respect to the circled information identified on Exhibit B, which were applied as indicated below and, to my knowledge, such information is accurate in all material respects:

A. Compared the amount to, or recalculated such amount from, the Company’s audited consolidated financial statements or related notes to the audited consolidated financial statements and found it to be in agreement.

B. Compared the amount to, or recalculated such amount from, the Company’s unaudited consolidated financial statements or related notes to the unaudited consolidated financial statements and found it to be in agreement.

C. Compared the amount to, or recalculated such amount from, the Company’s general ledger or other accounting books and records for periods indicated and found it to be in agreement.

D. Compared the amount to, or recalculated such amount from, a schedule or report prepared by the Company from the Company’s accounting records and found it to be in agreement.

This Chief Financial Officer’s Certificate is being furnished to the underwriters for the Offering, solely to assist in conducting their investigation of the Company in connection with the Offering. This Chief Financial Officer’s Certificate shall not be used, quoted or otherwise referred to (other than in connection with the Offering) without the prior written consent of the Company.